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                              Exhibit (10)-36
                              Unicom Corporation and Commonwealth Edison Company Form 10-K File Nos. 1-11375 and 1-1839


                     AMENDMENT NO. 1 TO UNICOM CORPORATION
                           STOCK BONUS DEFERRAL PLAN
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     WHEREAS, Unicom Corporation, an Illinois corporation ("Unicom"), has heretofore adopted and maintains a Deferred Compensation Plan for the benefit of certain of its employees designated the Unicom Corporation Stock Bonus Deferral Plan (the "Plan"); and

     WHEREAS, Unicom desires to amend the Plan in certain respects.

     NOW, THEREFORE, pursuant to the power of amendment contained in Section 8 of the Plan, the Plan hereby is amended, effective as of January 1, 1996, as follows:

     1. The last sentence of Section 3(b) is amended by substituting the words "on which such individual is notified of his or her eligibility, but not later than December 31 of the preceding year" for the words "of eligibility" appearing therein.

     2. Section 3(e) is amended by inserting the parenthetical "(together with any dividend equivalents credited with respect to each such deferral pursuant to
Section 4)" immediately after the words "Sections 3(c) or (d)" appearing therein.

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     3.   The second and third sentences of Section 4 are amended to read as follows:

          Each Deferred Stock Account shall be divided into a separate sub-account (a "class year subaccount") to which shall be credited the amount deferred to a year pursuant to Section 3(b). Each class year subaccount shall also be credited with the amount ("dividend equivalents") equal to the dividends declared from time to time, on the number of shares of Unicom Stock credited to such subaccount.

     4.   The penultimate sentence of Section 4 is amended to read as follows:

          Unless the participant has elected, in the time and manner set forth in Section 5 below, to receive current payment in respect of such dividend equivalents, such dividend equivalents shall be credited to the appropriate class year subaccount of the participant's Deferred Stock Account to which such dividend equivalents relate as a number of additional shares of Unicom Stock determined by dividing the aggregate amount of such dividend equivalents by the purchase price used under the Unicom Corporation Dividend Reinvestment and Stock Purchase Plan related to each such dividend.


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     5.   Section 6 is amended by adding the words "of a balance in a class year subaccount" prior to the word "shall" appearing therein and substituting the word "Unicom" for the word "Union" appearing therein, and by adding the following new sentence at the end thereof:

          The amount of any such distribution shall be reduced by any amount required by law to be deducted or withheld, including income tax withholding.

     6. The first sentence of Section 7 is amended by substituting the word "remain" for the word "remains" appearing therein.

     7. The last sentence of Section 7 is amended by inserting the word "Employee" immediately after the words "Commonwealth Edison" appearing therein.

     8.   Section 14(a) is amended to read as follows:

          Notwithstanding Section 3, the amount deferred for any calendar year pursuant to Section 3 shall be reduced by an amount which, after the payment of all federal and state income taxes and the tax imposed by section 3121 of the Code with respect to the amount deferred, is equal to the amount of the tax imposed by section 3121 of the Code on the amount otherwise subject to deferral (determined without regard to this Section) pursuant to Section 3 for such calendar year.

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     IN WITNESS WHEREOF, Unicom Corporation has caused this instrument to be executed in its name by its duly authorized officers on this ____ day of ___________________, 1996.


                                                By:
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                                                Title:
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ATTEST:



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Title:
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